Exhibit 99.1

RR DONNELLEY	NEWS RELEASE

RR Donnelley Reports 3RD Quarter 2003 Results

Affirms 2003 Full-Year Earnings Guidance

Media Contact: Katherine Divita Tel: 312-326-8336 Email: katherine.divita@rrd.com

Investor Contact: Lisa Mount Tel: 312-326-8926 Email: lisa.mount@rrd.com

CHICAGO, Nov. 5, 2003— RR Donnelley (NYSE: DNY) today announced third-quarter 2003 earnings per diluted share of 47 cents, compared to 42 cents in the year-ago period. Revenues for the third quarter were $1.2 billion, up one percent compared to the prior year. Net income was $54 million, compared to $48 million in the third quarter of 2002.

Included in the above results for the third quarter of 2003 are restructuring and impairment charges of $2 million ($1 million after-tax, or 1 cent per diluted share). In the year-earlier period, results included restructuring and impairment charges of $23 million ($14 million after-tax, or 12 cents per diluted share).

“We continue to improve our fundamental performance and increase the long-term value creation potential of RR Donnelley,” said William L. Davis, RR Donnelley’s chairman, president and chief executive officer. “In each of our three business segments, we believe we’re either holding or gaining market share.”

Due to the company’s strong selling efforts in challenging market conditions, value-added revenue in the print solutions segment remained even with last year’s third quarter. Top-line growth in logistics continued; however, profit within this segment declined due to the slower than expected start up of a new facility in York, Penn., as well as losses in the business to business operations of Momentum Logistics acquired earlier this year. In the financial services segment net sales increased seven percent during the third quarter compared to the prior year, reflecting higher activity in the U.S. capital markets and the company’s strong competitive performance.

The company’s previously issued guidance that full-year earnings will likely be at the low end of a range of $1.25 to $1.40, remains unchanged. This range includes six cents per diluted share for expected restructuring activity, five cents of which have been recognized through Sept. 30, 2003.

The company’s guidance continues to incorporate the weak commercial print demand and pricing environment, largely offset by its continued cost reduction and productivity efforts. Capital spending is expected to be below $250 million, unchanged from prior guidance.

-MORE-

RR Donnelley Reports 3rd Quarter 2003 Results

November 5, 2003

RR Donnelley will hold its quarterly investor conference call at 10 a.m., CST on Wednesday, Nov. 5, 2003. For a link to the call, log on to www.rrdonnelley.com. Check in approximately 10 minutes in advance of the start time to set up to receive the webcast. The call also will be archived on the site for seven days.

RR Donnelley (www.rrdonnelley.com) prepares, produces and delivers integrated communications across multiple channels for content owners such as publishers, merchandisers, and telecommunications companies, as well as capital markets and diversified financial services companies. As a single source supplying services up and down the communications value chain, the company excels in digital photography, content management, printing, online services, and print and package logistics. With these integrated services, RR Donnelley provides effective solutions for its customers’ targeted communications and delivery needs. Headquartered in Chicago, Ill., RR Donnelley serves a global customer market and has 30,000 employees in more than 200 locations in North America, South America, Europe and the Asia/Pacific Basin.

Certain statements, including discussions of the company’s expectations for 2003 and beyond, constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors, which may cause actual results to differ materially from the future results expressed or implied by these statements. Refer to Part I, Item I of the company’s annual report on Form 10-K for the year ended December 31, 2002, for a description of such factors.

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RR Donnelley Reports 3rd Quarter 2003 Results

November 5, 2003

CONDENSED CONSOLIDATED INCOME STATEMENT

(in thousands, except per-share data)

	3 mos ended September 30,		% Change	9 mos ended September 30,		% Change
	2003	2002		2003	2002
Net sales	$1,193,774	$1,177,280	1.4%	$3,410,053	$3,419,822	(0.3%)
Cost of materials and transportation	488,828	492,939	(0.8%)	1,409,522	1,422,321	(0.9%)

Value-added revenue (VAR) **	704,946	684,341	3.0%	2,000,531	1,997,501	0.2%
Value-added cost of sales	482,055	442,162	9.0%	1,420,939	1,393,163	2.0%

Gross profit	222,891	242,179	(8.0%)	579,592	604,338	(4.1%)
Selling and administrative expenses	131,743	134,223	*1.8%)	406,114	401,564	1.1%
Restructuring and impairment charges	1,507	22,709	(93.4%)	9,390	65,426	(85.6%)

Earnings from operations	89,641	85,247	5.2%	164,088	137,348	19.5%
Interest expense, net	(11,909)	(16,937)	(29.7%)	(36,673)	(49,683)	(26.2%)
Other income (expense):
Other, net	4,957	6,391	(22.4%)	(4,250)	12,447	(134.1%)

Earnings before income taxes	82,689	74,701	10.7%	123,165	100,112	23.0%
Provision for income taxes	28,959	26,959	7.4%	44,340	5,934	647.2%

Net income	$53,730	$47,742	12.5%	$78,825	$94,178	(16.3%)

Earnings Per Share
Basic	$0.47	$0.42	11.9%	$0.70	$0.83	(15.7%)
Diluted	0.47	0.42	11.9%	0.69	0.82	(15.9%)
Earnings per share include the following items:
Restructuring and impairment charges	(0.01)	(0.12)	(91.7%)	(0.05)	(0.35)	(85.7%)
Reversal of excess COLI tax reserves *	—	—	—	—	0.26	N/M

	3 mos ended September 30,			9 mos ended September 30,
	2003	2002		2003	2002
Share Data
Basic shares outstanding at September 30	113,299	113,139		113,299	113,139
Average basic shares outstanding	113,266	113,143		113,170	113,039
Effect of dilutive securities	1,320	1,156		855	1,631
Average diluted shares outstanding	114,586	114,299		114,025	114,670
Percent to Net Sales
Gross profit	18.7%	20.6%		17.0%	17.7%
Selling & administrative expense	11.0%	11.4%		11.9%	11.7%
Earnings from operations	7.5%	7.2%		4.8%	4.0%
Net income	4.5%	4.1%		2.3%	2.8%
Percent to VAR**
Gross profit	31.6%	35.4%		29.0%	30.3%
Selling & administrative expense	18.7%	19.6%		20.3%	20.1%
Earnings from operations	12.7%	12.5%		8.2%	6.9%
Net income	7.6%	7.0%		3.9%	4.7%

*	Included in tax provision in the condensed consolidated income statement.

**	Value-added revenue (VAR) represents net sales less the cost of materials (principally paper and ink) for the company's print-related businesses, and net sales less the cost of transportation and postage for its logistics services businesses. With respect to print, certain customers supply their own paper; customer-furnished paper is not included in the company's financial results. By measuring VAR, the company eliminates the effect of material prices and transportation costs, as well as the impact on net sales of fluctuations in the amount of customer-furnished paper. Management, therefore, views VAR as a better performance measure of its own value-added products and services. Other companies may use a measure which is calculated in a similar manner, but which may not be comparable.

RR Donnelley Reports 3rd Quarter 2003 Results

November 5, 2003

KEY INFORMATION

(dollars in thousands, except per-share data)

		9 mos ended September 30,
Other Data		2003	2002
Capital expenditures		$141,292	$182,269
Acquisitions[1]		17,000	—
Cash and equivalents		65,618	72,148
Total debt		970,560	1,085,706
Return on avg invested capital [2]		8.3%	4.9%
Operating working capital (% of net sales) [3]		1.9%	3.0%

Restructuring, Impairment & Other Items Affecting Comparability	3 mos ended September 30,
	2003			2002
	Earnings (loss) before Income Taxes	Net Income (loss)	Earnings (loss) per Diluted share	Earnings (loss) before Income Taxes	Net Income (loss)	Earnings (loss) per Diluted share
Consolidated results as reported	$82,689	$53,730	$0.47	$74,701	$47,742	$0.42

The consolidated results include the following significant items that affect comparability:
Restructuring and impairment charges	$(1,507)	$(904)	(0.01)	$(22,709)	$(13,627)	$(0.12)
Other items:
Provision for doubtful accounts	(6,266)	(3,759)	(0.03)	(5,492)	(3,295)	(0.03)
By-product revenues	12,645	7,587	0.06	13,816	8,289	0.08
Gain on sale of assets	6	4	-	7,465	4,479	0.04
Pension and post-retirement income	1,260	756	0.01	5,718	3,431	0.03
Gain on sale of investment*	4,158	3,218	0.03	-	-	-
Affordable housing investment writedowns*	(4,000)	(2,400)	(0.02)	(3,000)	(1,800)	(0.02)

Total significant items:	$6,296	$4,502	0.04	$(4,202)	$(2,523)	(0.02)

	9 mos ended September 30,
	2003			2002
	Earnings (loss) before Income Taxes	Net Income (loss)	Earnings (loss) per Diluted share	Earnings (loss) before Income Taxes	Net Income (loss)	Earnings (loss) per Diluted share
Consolidated results as reported	$123,165	$78,825	$0.69	$100,112	$94,178	$0.82

The consolidated results include the following significant items that affect comparability:
Restructuring and impairment charges	$(9,390)	$(5,643)	$(0.05)	$(65,426)	$(40,111)	(0.35)
Other items:
Provision for doubtful accounts	(20,483)	(12,290)	(0.11)	(12,262)	(7,357)	(0.06)
By-product revenues	34,455	20,673	0.18	32,874	19,724	0.17
Provision for litigation	-	-	-	(9,100)	(5,460)	(0.05)
Gain on sale of assets	2,470	1,525	0.01	7,465	4,479	0.04
Insurance recovery related to 9/11	2,047	1,228	0.01	—	—	—
Pension and post-retirement income	3,780	2,268	0.02	17,154	10,292	0.09
Gain on sale of investments*	4,158	3,218	0.03	6,350	6,350	0.06
Affordable housing investment writedowns*	(13,750)	(8,250)	(0.07)	(9,000)	(5,400)	(0.05)
COLI-related expenses upon policy surrender*	-	-	-	(4,883)	(2,930)	(0.03)
Reversal of excess COLI tax reserves**	-	-	-	-	30,000	0.26

Total significant items:	$3,287	$2,738	$0.02	$(36,828)	$9,587	$0.08

*	Included in other income (expense) in the condensed consolidated income statement.
**	Included in tax provision in the condensed consolidated income statement.
[1]	On March 6, 2003, the Company acquired certain net assets of Momentum Logistics, Inc. for approximately $17 million in cash.
[2]	Computed on 12-month rolling net income, divided by a 13-month average of debt and equity.
[3]	Computed on a 13-month average of net receivables, net inventories, and prepaid expenses minus accounts payable, accrued compensation and other accrued liabilities, divided by 12-month rolling net sales.

RR Donnelley Reports 3rd Quarter 2003 Results

November 5, 2003

KEY INFORMATION

(in thousands)

Industry Segment Data

	Donnelley Print Solutions	Logistics Services	Financial Services	Other[4]	Corporate[5,6]		Consolidated Total

Three months ended September 2003
Net Sales	$753,161	$218,319	$99,921	$122,373	$—		$1,193,774
Restructuring and impairment charges	513	93	208	693	—		1,507
Earnings (loss) from operations	99,205	(3,489)	(319)	(8,755)	2,999		89,641
Earnings (loss) before income taxes	103,393	(3,542)	(843)	(4,560)	(11,759)		82,689

Three months ended September 2002
Net Sales	$771,291	$192,896	$93,482	$119,611	$—		$1,177,280
Restructuring and impairment charges	6,562	286	2,866	222	12,773		22,709
Earnings (loss) from operations	106,890	2,159	(12,357)	253	(11,698)		85,247
Earnings (loss) before income taxes	110,131	2,160	(10,975)	2,926	(29,541)		74,701

Nine months ended September 2003
Net Sales	$2,104,682	$642,891	$315,380	$347,100	$—		$3,410,053
Restructuring and impairment charges	2,474	49	2,461	3,254	1,152		9,390
Earnings (loss) from operations	194,322	(8)	2,714	(27,634)	(5,306)		164,088
Earnings (loss) before income taxes	199,204	(186)	1,499	(27,367)	(49,985)		123,165

Nine months ended September 2002
Net Sales	$2,202,029	$541,565	$340,949	$335,279	$—		$3,419,822
Restructuring and impairment charges	43,716	408	3,598	3,522	14,182		65,426
Earnings (loss) from operations	178,134	7,216	(12,191)	(24,020)	(11,791)		137,348
Earnings (loss) before income taxes	188,933	7,174	(10,363)	(27,796)	(57,836)		100,112

Consolidated Summary of Expense Trends - Third Quarter

	2003	% of Sales	2002	% of Sales	% Change

Cost of materials (excluding cost of transp.)	$328,480	27.5%	$344,596	29.3%	(4.7%	)
Cost of transportation	160,348	13.4%	148,343	12.6%	8.1%
Cost of manufacturing[7]	415,085	34.8%	372,891	31.7%	11.3%
Depreciation	69,247	5.8%	71,692	6.1%	(3.4%	)
Amortization[8]	9,013	0.8%	8,651	0.7%	4.2%
Selling and administrative expense[7]	129,468	10.8%	131,740	11.2%	(1.7%	)
Restructuring and impairment charges	1,507	0.1%	22,709	1.9%	(93.4%	)
Net interest expense	11,909	1.0%	16,937	1.4%	(29.7%	)

Consolidated Summary of Expense Trends - Year-to-Date

	2003	% of Sales	2002	% of Sales	% Change

Cost of materials (excluding cost of transp.)	$935,359	27.4%	$1,010,031	29.5%	(7.4%	)
Cost of transportation	474,163	13.9%	412,290	12.1%	15.0%
Cost of manufacturing[7]	1,220,680	35.8%	1,183,159	34.6%	3.2%
Depreciation	206,543	6.1%	217,503	6.4%	(5.0%	)
Amortization[8]	31,301	0.9%	29,139	0.9%	7.4%
Selling and administrative expense[7]	399,829	11.7%	393,641	11.5%	1.6%
Restructuring and impairment charges	9,390	0.3%	65,426	1.9%	(85.6%	)
Net interest expense	36,673	1.1%	49,683	1.5%	(26.2%	)

[4]	Represents other operating segments of the company including RRD Direct, International and Other.
[5]	Corporate earnings (loss) from operations consist principally of the following unallocated items: net earnings of benefit plans (excluding service costs); last-in first-out (LIFO) inventory provisions; and general corporate, management and information technology costs.
[6]	Corporate earnings (loss) before income taxes consist principally of earnings (loss) from operations, adjusted for interest expense not assessed to the operating segments, affordable housing investment writedowns and other income (expense).
[7]	Excludes depreciation and amortization, which are shown separately.
[8]	Included primarily in net sales and other income (expense).

RR Donnelley Reports 3rd Quarter 2003 Results

November 5, 2003

KEY INFORMATION

(in thousands)

Net Sales Detail - Third Quarter	2003	% of Total	2002	% of Total	% Change

Magazines, Catalogs and Retail	$384,856	32.2%	$387,643	32.9%	(0.7%	)
Book Publishing Services	185,670	15.6%	193,882	16.5%	(4.2%	)
Telecommunications	150,510	12.6%	158,756	13.5%	(5.2%	)
Premedia Technologies	32,125	2.7%	31,010	2.6%	3.6%

Donnelley Print Solutions	753,161	63.1%	771,291	65.5%	(2.4%	)

Logistics Services	218,319	18.3%	192,896	16.4%	13.2%

Financial Services	99,921	8.4%	93,482	7.9%	6.9%

RRD Direct	25,768	2.2%	33,828	2.9%	(23.8%	)
Other[9]	96,605	8.0%	85,783	7.3%	12.6%

Other	122,373	10.2%	119,611	10.2%	2.3%
Total Net Sales	$1,193,774	100.0%	$1,177,280	100.0%	1.4%
Cost of materials and transportation	488,828		492,939

Value-added revenue (VAR) *	$704,946		$684,341		3.0%

VAR Detail - Third Quarter	2003	% of Total	2002	% of Total	% Change

Magazines, Catalogs and Retail	$244,066	34.6%	$245,113	35.8%	(0.4%	)
Book Publishing Services	135,337	19.2%	137,003	20.0%	(1.2%	)
Telecommunications	83,189	11.8%	81,158	11.9%	2.5%
Premedia Technologies	32,125	4.6%	31,016	4.5%	3.6%

Donnelley Print Solutions	494,717	70.2%	494,290	72.2%	0.1%

Logistics Services	58,944	8.4%	45,089	6.6%	30.7%

Financial Services	85,865	12.2%	78,393	11.5%	9.5%
RRD Direct	16,323	2.3%	20,586	3.0%	(20.7%	)
Other[9]	49,097	6.9%	45,983	6.7%	6.8%

Other	65,420	9.2%	66,569	9.7%	(1.7%	)
Total VAR *	$704,946	100.0%	$684,341	100.0%	3.0%

[9]	Includes International (Latin America, Europe and Asia) and Other.
*	Value-added revenue (VAR) represents net sales less the cost of materials (principally paper and ink) for the company's print-related businesses, and net sales less the cost of transportation and postage for its logistics services businesses. With respect to print, certain customers supply their own paper; customer-furnished paper is not included in the company's financial results. By measuring VAR, the company eliminates the effect of material prices and transportation costs, as well as the impact on net sales of fluctuations in the amount of customer-furnished paper. Management, therefore, views VAR as a better performance measure of its own value-added products and services. Other companies may use a measure which is calculated in a similar manner, but which may not be comparable.

RR Donnelley Reports 3rd Quarter 2003 Results

November 5, 2003

KEY INFORMATION

(in thousands)

Net Sales Detail—Year-to-Date	2003	% of Total	2002	% of Total	% Change

Magazines, Catalogs and Retail	$1,088,823	31.9%	$1,127,493	33.0%	(3.4%	)
Book Publishing Services	508,409	14.9%	526,349	15.4%	(3.4%	)
Telecommunications	420,930	12.4%	459,374	13.4%	(8.4%	)
Premedia Technologies	86,520	2.5%	88,813	2.6%	(2.6%	)

Donnelley Print Solutions	2,104,682	61.7%	2,202,029	64.4%	(4.4%	)

Logistics Services	642,891	18.9%	541,565	15.8%	18.7%
			200,616

Financial Services	315,380	9.2%	340,949	10.0%	(7.5%	)

RRD Direct	81,246	2.4%	104,752	3.1%	(22.4%	)
Other[9]	265,854	7.8%	230,527	6.7%	15.3%

Other	347,100	10.2%	335,279	9.8%	3.5%

Total Net Sales	$3,410,053	100.0%	$3,419,822	100.0%	(0.3%	)
Cost of materials and transportation	1,409,522		1,422,321

Value-added revenue (VAR) *	2,000,531		$1,997,501		0.2%

VAR Detail—Year-to-Date	2003	% of Total	2002	% of Total	% Change

Magazines, Catalogs and Retail	$690,942	34.5%	$709,271	35.6%	(2.6%	)
Book Publishing Services	369,411	18.5%	377,524	18.9%	(2.1%	)
Telecommunications	228,143	11.4%	224,238	11.2%	1.7%
Premedia Technologies	86,520	4.3%	88,819	4.4%	(2.6%	)

Donnelley Print Solutions	1,375,016	68.7%	1,399,852	70.1%	(1.8%	)

Logistics Services	171,085	8.6%	131,158	6.6%	30.4%

Financial Services	266,329	13.3%	288,440	14.4%	(7.7%	)
RRD Direct	50,547	2.5%	61,321	3.1%	(17.6%	)
Other[9]	137,554	6.9%	116,730	5.8%	17.8%

Other	188,101	9.4%	178,051	8.9%	5.6%

Total VAR *	$2,000,531	100.0%	$1,997,501	100.0%	0.2%

[9]	Includes International (Latin America, Europe and Asia) and Other.

*	Value-added revenue (VAR) represents net sales less the cost of materials (principally paper and ink) for the company's print-related businesses, and net sales less the cost of transportation and postage for its logistics services businesses. With respect to print, certain customers supply their own paper; customer-furnished paper is not included in the company's financial results. By measuring VAR, the company eliminates the effect of material prices and transportation costs, as well as the impact on net sales of fluctuations in the amount of customer-furnished paper. Management, therefore, views VAR as a better performance measure of its own value-added products and services. Other companies may use a measure which is calculated in a similar manner, but which may not be comparable.